Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Global Fund:

We consent to the use of our report dated November 19, 2014, with respect to the financial statements and financial highlights of Oppenheimer Global Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
December 22, 2014